Exhibit 99.1

Plains All American Reports Second-Quarter 2026 Results

Houston, TX – August 7, 2026 – Plains All American Pipeline, L.P. (Nasdaq: PAA) and Plains GP Holdings (Nasdaq: PAGP) today reported second-quarter 2026 results and provided the following highlights:

Second-Quarter 2026 Results
•Second-quarter Net income attributable to PAA of $1.830 billion, including a net gain of approximately $1.6 billion from the Canadian NGL Business divestiture, and Net cash provided by operating activities of $956 million
•Delivered strong second-quarter Adjusted EBITDA attributable to PAA of $738 million
•Pro forma leverage ratio at quarter-end was 3.3x reflecting approximately $2.9 billion of debt reduction funded with proceeds from the Canadian NGL Business divestiture and toward the low-end of our target range of 3.25 to 3.75x
•Paid a quarterly cash distribution of $0.4175 per unit ($1.67 per unit annualized), representing a current distribution yield of ~7%
Highlights and Recent Announcements
•Executing on three key initiatives for the year: closed the NGL sale, captured $50 million of synergies on the Cactus III acquisition and delivering on $50 million of targeted cost reductions through year-end 2026
•Increased 2026 organic growth capital from $350 million to a range of $400 to $450 million including a 75 Mb/d expansion of the Cactus III pipeline, Canadian gathering systems and Permian gathering projects across the Delaware and Midland basins
•Maintenance capital guidance is being reduced by $10 million to $175 million largely based on timing of the NGL divestiture

“Strong results in the quarter mark a significant improvement from first quarter levels and place us on-track to deliver on our full-year Adjusted EBITDA guidance. Year-to-date we are on pace to accomplish all three key initiatives outlined for 2026. In May, we successfully closed on the sale of our Canadian NGL business, completing a transition to a premier pure play crude oil midstream provider. Proceeds from the NGL sale were used to bring our leverage ratio back within our established target range. Cactus III synergies have been captured and we are now seeing additional upside potential from expanding the capacity of the pipeline by 75mbbl/d. Finally, we remain on-track to capture streamlining efficiencies throughout the organization this year. The combination of these key initiatives along with contributions from new organic investment opportunities and Permian volume growth provides momentum for the organization heading into 2027. The oil macro environment remains volatile but our well positioned asset footprint, integrated business model, and commercial relationships position us well to capture opportunities across our portfolio,” said Willie Chiang, Chairman, CEO and President.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

Financial Reporting Considerations from Sale of Canadian NGL Business

On May 12, 2026, we completed the sale of substantially all of our NGL business in Canada (the “Canadian NGL Business”) to Keyera Corp. (“Keyera”), pursuant to a definitive share purchase agreement (as amended to date, the “SPA”) entered into on June 17, 2025. We determined that the operations of the Canadian NGL Business met the criteria for classification as held for sale and for discontinued operations reporting. Results throughout this release specify if they are presented from continuing operations (which exclude results related to the Canadian NGL Business) and/or discontinued operations.

Plains All American Pipeline
Summary Financial Information (unaudited)
(in millions, except per unit data)

	Three Months Ended June 30,		%	Six Months Ended June 30,		%
GAAP Results (1)	2026	2025	Change	2026	2025	Change
Net income attributable to PAA (2)	$1,830	$210	**	$1,983	$653	**
Diluted net income per common unit	$2.51	$0.21	**	$2.65	$0.70	**
Diluted weighted average common units outstanding	706	703	—%	706	704	—%
Net cash provided by operating activities	$956	$694	38%	$1,373	$1,333	3%
Distribution per common unit declared for the period	$0.4175	$0.3800	10%	$0.8350	$0.7600	10%

	Three Months Ended June 30,		%	Six Months Ended June 30,		%
Non-GAAP Results (1) (3)	2026	2025	Change	2026	2025	Change
Adjusted net income attributable to PAA (2)	$348	$312	12%	$674	$687	(2)%
Diluted adjusted net income per common unit	$0.41	$0.36	14%	$0.80	$0.75	7%
Adjusted EBITDA	$879	$812	8%	$1,731	$1,693	2%
Adjusted EBITDA attributable to PAA (2)	$738	$672	10%	$1,468	$1,426	3%
Implied DCF per common unit and common unit equivalent	$0.70	$0.66	6%	$1.31	$1.32	(1)%
Adjusted Free Cash Flow (4)	$4,189	$348	**	$4,270	$40	**
Adjusted Free Cash Flow after Distributions (4)	$3,842	$28	**	$3,576	$(612)	**
Adjusted Free Cash Flow (Excluding Changes in Assets & Liabilities) (4)	$4,011	$342	**	$4,195	$174	**
Adjusted Free Cash Flow after Distributions (Excluding Changes in Assets & Liabilities) (4)	$3,664	$22	**	$3,501	$(478)	**

** Indicates that variance as a percentage is not meaningful.
(1)Includes results from continuing operations and discontinued operations for all periods presented. See the tables attached hereto for additional information.
(2)Excludes amounts attributable to noncontrolling interests in the Plains Oryx Permian Basin LLC (the “Permian JV”), Cactus II Pipeline LLC and Red River Pipeline LLC joint ventures.
(3)See the section of this release entitled “Non-GAAP Financial Measures and Selected Items Impacting Comparability” and the tables attached hereto for information regarding our Non-GAAP financial measures, including their reconciliation to the most directly comparable measures as reported in accordance with GAAP, and certain selected items that PAA believes impact comparability of financial results between reporting periods.
(4)For the three and six months ended June 30, 2026, includes a net cash inflow of approximately $3.483 billion for proceeds (net of cash divested) from the sale of the Canadian NGL Business. For the six months ended June 30, 2025, includes a net cash outflow of $681 million for bolt-on acquisitions.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

Disaggregation of Adjusted EBITDA by Product (1) (2) (unaudited)
(in millions)

	Adjusted EBITDA from Crude Oil	Adjusted EBITDA from NGL
Three Months Ended June 30, 2026	$690	$40
Three Months Ended June 30, 2025	$580	$87
Percentage change versus 2025 period	19%	(54)%

	Adjusted EBITDA from Crude Oil	Adjusted EBITDA from NGL
Six Months Ended June 30, 2026	$1,272	$186
Six Months Ended June 30, 2025	$1,140	$276
Percentage change versus 2025 period	12%	(33)%

(1)    Includes results from continuing operations and discontinued operations for all periods presented.
(2)    See the section of this release entitled “Non-GAAP Financial Measures and Selected Items Impacting Comparability” and the tables attached hereto for information regarding our Non-GAAP financial measures, including their reconciliation to the most directly comparable measures as reported in accordance with GAAP, and certain selected items that PAA believes impact comparability of financial results between reporting periods.

Second-quarter 2026 Adjusted EBITDA from Crude Oil increased 19% versus comparable 2025 results. Favorable results in the 2026 period from (i) contributions from our Cactus III pipeline acquisition, which was completed during the fourth quarter of 2025, (ii) higher volumes on our pipelines and (iii) market opportunities and optimization initiatives were partially offset by the impact of (iv) certain Permian long-haul pipeline contract rate resets.

Second-quarter 2026 Adjusted EBITDA from NGL decreased 54% versus comparable 2025 results primarily due to the sale of the Canadian NGL Business, which closed on May 12, 2026.

Plains GP Holdings

PAGP owns an indirect non-economic controlling interest in PAA’s general partner and an indirect limited partner interest in PAA. As the control entity of PAA, PAGP consolidates PAA’s results into its financial statements, which is reflected in the condensed consolidating balance sheet and income statement tables attached hereto.

Conference Call and Webcast Instructions
PAA and PAGP will hold a joint conference call at 9:00 a.m. CT on Friday, August 7, 2026 to discuss second-quarter performance and related items.
To access the internet webcast, please go to https://edge.media-server.com/mmc/p/d62hd2t2/lan/en.

Alternatively, the webcast can be accessed on our website at https://ir.plains.com/news-events/events-presentations. Following the live webcast, an audio replay will be available on our website and will be accessible for a period of 365 days. Slides will be posted prior to the call at the above referenced website.

Non-GAAP Financial Measures and Selected Items Impacting Comparability
To supplement our financial information presented in accordance with GAAP, management uses additional measures known as “non-GAAP financial measures” in its evaluation of past performance and prospects for the future and to assess the amount of cash that is available for distributions, debt repayments, common equity repurchases and other general partnership purposes. The primary additional measures used by management are Adjusted EBITDA, Adjusted EBITDA attributable to PAA, Implied Distributable Cash Flow (“DCF”), Adjusted Free Cash Flow and Adjusted Free Cash Flow after Distributions.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

Our definition and calculation of certain non-GAAP financial measures may not be comparable to similarly-titled measures of other companies. Adjusted EBITDA, Adjusted EBITDA attributable to PAA, Implied DCF and certain other non-GAAP financial performance measures are reconciled to Net Income, and Adjusted Free Cash Flow, Adjusted Free Cash Flow after Distributions and certain other non-GAAP financial liquidity measures are reconciled to Net Cash Provided by Operating Activities (the most directly comparable measures as reported in accordance with GAAP) for the historical periods presented in the tables attached to this release, and should be viewed in addition to, and not in lieu of, our Consolidated Financial Statements and accompanying notes. In addition, we encourage you to visit the Investor Relations section of our website at www.plains.com (navigate to the “Financials” tab, then click on “Quarterly Results”), which presents a reconciliation of our commonly used non-GAAP and supplemental financial measures. We do not reconcile non-GAAP financial measures on a forward-looking basis as it is impractical to do so without unreasonable effort.

Non-GAAP Financial Performance Measures

Adjusted EBITDA is defined as earnings from continuing operations and discontinued operations before (i) interest expense, (ii) income tax (expense)/benefit from continuing operations and discontinued operations, (iii) depreciation and amortization (including our proportionate share of depreciation and amortization, including write-downs related to cancelled projects and impairments, of unconsolidated entities) from continuing operations and discontinued operations, (iv) gains and losses on asset sales, asset impairments and other, net from continuing operations and discontinued operations, (v) gains on investments in unconsolidated entities, net and (vi) interest income on promissory notes by and among certain Plains entities, and (vii) adjusted for certain selected items impacting comparability. Adjusted EBITDA attributable to PAA excludes the portion of Adjusted EBITDA that is attributable to noncontrolling interests. Adjusted EBITDA disaggregated by product (e.g., Adjusted EBITDA from Crude Oil and Adjusted EBITDA from NGL) excludes amounts related to Other income/(expense).

Management believes that the presentation of Adjusted EBITDA, Adjusted EBITDA attributable to PAA and Implied DCF provides useful information to investors regarding our performance and results of operations because these measures, when used to supplement related GAAP financial measures, (i) provide additional information about our operating performance and ability to fund distributions to our unitholders through cash generated by our operations and (ii) provide investors with the same financial analytical framework upon which management bases financial, operational, compensation and planning/budgeting decisions. We also present these and additional non-GAAP financial measures, including adjusted net income attributable to PAA and basic and diluted adjusted net income per common unit, as they are measures that investors, rating agencies and debt holders have indicated are useful in assessing us and our results of operations. These non-GAAP financial performance measures may exclude, for example, (i) charges for obligations that are expected to be settled with the issuance of equity instruments, (ii) gains and losses on derivative instruments that are related to underlying activities in another period (or the reversal of such adjustments from a prior period), gains and losses on derivatives that are either related to investing activities (such as the purchase of linefill) or purchases of long-term inventory, and inventory valuation adjustments, as applicable, (iii) long-term inventory costing adjustments, (iv) items that are not indicative of our operating results and/or (v) other items that we believe should be excluded in understanding our operating performance. These measures may be further adjusted to include amounts related to deficiencies associated with minimum volume commitments whereby we have billed the counterparties for their deficiency obligation and such amounts are recognized as deferred revenue in “Other current liabilities” in our Consolidated Financial Statements. We also adjust for amounts billed by our equity method investees related to deficiencies under minimum volume commitments. Such amounts are presented net of applicable amounts subsequently recognized into revenue. Furthermore, the calculation of these measures contemplates tax effects as a separate reconciling item, where applicable. We have defined all such items as “selected items impacting comparability.” Due to the nature of the selected items, certain selected items impacting comparability may impact certain non-GAAP financial measures, referred to as adjusted results, but not impact other non-GAAP financial measures. We do not necessarily consider all of our selected items impacting comparability to be non-recurring, infrequent or unusual, but we believe that an understanding of these selected items impacting comparability is material to the evaluation of our operating results and prospects.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

Although we present selected items impacting comparability that management considers in evaluating our performance, you should also be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in our operating results are also caused by changes in volumes, prices, exchange rates, mechanical interruptions, acquisitions, divestitures, investment capital projects and numerous other factors. These types of variations may not be separately identified in this release, but will be discussed, as applicable, in management’s discussion and analysis of operating results in our Quarterly Report on Form 10-Q.

Non-GAAP Financial Liquidity Measures

Management uses the non-GAAP financial liquidity measures Adjusted Free Cash Flow and Adjusted Free Cash Flow after Distributions to assess the amount of cash that is available for distributions, debt repayments, common equity repurchases and other general partnership purposes. Adjusted Free Cash Flow is defined as Net Cash Provided by Operating Activities, less Net Cash Provided by/(Used in) Investing Activities, which primarily includes acquisition, investment and maintenance capital expenditures, investments in unconsolidated entities and related party notes and the impact from the purchase and sale of linefill, net of proceeds from the sales of assets and further impacted by distributions to and contributions from noncontrolling interests and proceeds from the issuance of related party notes. Adjusted Free Cash Flow is further reduced by cash distributions paid to our preferred and common unitholders to arrive at Adjusted Free Cash Flow after Distributions.

We also present these measures and additional non-GAAP financial liquidity measures as they are measures that investors have indicated are useful. We present Adjusted Free Cash Flow (Excluding Changes in Assets & Liabilities) for use in assessing our underlying business liquidity and cash flow generating capacity excluding fluctuations caused by timing of when amounts earned or incurred were collected, received or paid from period to period. Adjusted Free Cash Flow (Excluding Changes in Assets & Liabilities) is defined as Adjusted Free Cash Flow excluding the impact of “Changes in assets and liabilities, net of acquisitions” on our Condensed Consolidated Statements of Cash Flows. In addition, we exclude impacts related to the Canadian NGL Business divestiture. Adjusted Free Cash Flow (Excluding Changes in Assets & Liabilities) is further reduced by cash distributions paid to our preferred and common unitholders to arrive at Adjusted Free Cash Flow after Distributions (Excluding Changes in Assets & Liabilities).

Non-GAAP Financial Measures and Discontinued Operations

From June 17, 2025, the date we entered into the SPA with Keyera to sell the Canadian NGL Business, through the closing of the divestiture on May 12, 2026, management reviewed such business as a component of our overall company performance and ability to fund distributions to our unitholders in the near term. As such, certain Non-GAAP financial performance measures, such as Adjusted EBITDA, Adjusted EBITDA attributable to PAA, Implied DCF, and certain Non-GAAP financial liquidity measures, such as Adjusted Free Cash Flow and Adjusted Free Cash Flow (Excluding Changes in Assets & Liabilities), are presented on a consolidated basis (e.g., the aggregate of continuing operations and discontinued operations) to provide relevant and useful information regarding our historical performance and results of operations and to assist in reconciling results presented in historical periods.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
REVENUES	$17,693	$10,642	$30,162	$22,119

COSTS AND EXPENSES
Purchases and related costs	16,556	9,758	28,049	20,277
Field operating costs	328	286	628	585
General and administrative expenses (1)	110	82	192	168
Depreciation and amortization	242	235	486	466
Losses on asset sales, asset impairments and other, net	59	42	6	29
Total costs and expenses	17,295	10,403	29,361	21,525

OPERATING INCOME	398	239	801	594

OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	89	94	178	196
Gain on investments in unconsolidated entities, net	—	—	—	31
Interest expense, net (2)	(153)	(133)	(320)	(260)
Other income, net (2)	42	31	49	57

INCOME FROM CONTINUING OPERATIONS BEFORE TAX	376	231	708	618
Current income tax expense from continuing operations	(107)	(1)	(322)	(6)
Deferred income tax benefit/(expense) from continuing operations	7	(3)	222	(5)
INCOME FROM CONTINUING OPERATIONS, NET OF TAX	276	227	608	607

INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	1,649	70	1,548	206

NET INCOME	1,925	297	2,156	813
Net income attributable to noncontrolling interests	(95)	(87)	(173)	(160)
NET INCOME ATTRIBUTABLE TO PAA	$1,830	$210	$1,983	$653

NET INCOME PER COMMON UNIT:
Net income allocated to common unitholders — Basic and Diluted
Continuing operations	$121	$80	$322	$287
Discontinued operations	1,649	70	1,548	206
Net income allocated to common unitholders — Basic and Diluted	$1,770	$150	$1,870	$493

Basic and diluted weighted average common units outstanding	706	703	706	704

Basic and diluted net income per common unit:
Continuing operations	$0.17	$0.11	$0.46	$0.41
Discontinued operations	$2.34	$0.10	2.19	0.29
Basic and diluted net income per common unit	$2.51	$0.21	$2.65	$0.70

(1)For each of the three and six months ended June 30, 2026, General and administrative expenses include approximately $34 million related to the acceleration of certain expenses during the second quarter of 2026 resulting from exit costs associated with the Canadian NGL Business.
(2)Certain Plains entities have issued promissory notes by and among such entities to facilitate financing. “Interest expense, net” and “Other income, net” each include $18 million and $41 million for the three and six months ended June 30, 2026, respectively, and $23 million and $43 million for the three and six months ended June 30, 2025 related to interest on such related party promissory notes. These amounts offset and do not impact Net Income or Non-GAAP metrics such as Adjusted EBITDA, Implied DCF and Adjusted Free Cash Flow.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED BALANCE SHEET DATA
(in millions)

	June 30, 2026	December 31, 2025
ASSETS
Current assets (including Cash and cash equivalents of $1,059 and $328, respectively) (1)	$6,537	$4,733
Property and equipment, net	16,781	16,860
Investments in unconsolidated entities	2,817	2,846
Intangible assets, net	1,610	1,754
Linefill	892	900
Long-term operating lease right-of-use assets, net	172	198
Long-term inventory	257	214
Long-term assets of discontinued operations	—	2,557
Other long-term assets, net	152	107
Total assets	$29,218	$30,169

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities (2)	$5,859	$4,931
Senior notes, net	8,373	9,118
Other long-term debt, net	59	1,578
Long-term operating lease liabilities	194	202
Long-term liabilities of discontinued operations	—	606
Other long-term liabilities and deferred credits	442	654
Total liabilities	14,927	17,089

Partners’ capital excluding noncontrolling interests	11,079	9,836
Noncontrolling interests	3,212	3,244
Total partners’ capital	14,291	13,080
Total liabilities and partners’ capital	$29,218	$30,169

(1)Includes current assets of discontinued operations of $479 million as of December 31, 2025.
(2)Includes current liabilities of discontinued operations of $154 million and $382 million as of June 30, 2026 and December 31, 2025, respectively.

DEBT CAPITALIZATION RATIOS (1)
(in millions, except percentages)

	June 30, 2026	December 31, 2025
Short-term debt	$9	$564
Long-term debt	8,432	10,698
Total debt	$8,441	$11,262

Long-term debt	$8,432	$10,698
Partners’ capital excluding noncontrolling interests	11,079	9,836
Total book capitalization excluding noncontrolling interests (“Total book capitalization”)	$19,511	$20,534
Total book capitalization, including short-term debt	$19,520	$21,098

Long-term debt-to-total book capitalization	43%	52%
Total debt-to-total book capitalization, including short-term debt	43%	53%

(1)Includes results from continuing operations and discontinued operations for all periods presented.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED NET INCOME PER COMMON UNIT
(in millions, except per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Basic and Diluted Net Income per Common Unit

Continuing Operations:
Income from continuing operations, net of tax	$276	$227	$608	$607
Net income attributable to noncontrolling interests	(95)	(87)	(173)	(160)
Net income from continuing operations attributable to PAA	$181	$140	$435	$447
Distributions to Series A preferred unitholders	(36)	(36)	(72)	(75)
Distributions to Series B preferred unitholders	(16)	(18)	(32)	(35)
Amounts allocated to participating securities	(9)	(7)	(11)	(9)
Impact from repurchase of Series A preferred units	—	—	—	(43)
Other	1	1	2	2
Net income from continuing operations allocated to common unitholders - Basic and Diluted (1)	$121	$80	$322	$287

Discontinued Operations:
Net income from discontinued operations allocated to common unitholders - Basic and Diluted (2)	$1,649	$70	$1,548	$206

Net income allocated to common unitholders - Basic and Diluted	$1,770	$150	$1,870	$493

Basic and diluted weighted average common units outstanding (3) (4)	706	703	706	704

Basic and diluted net income per common unit
Continuing operations	$0.17	$0.11	$0.46	$0.41
Discontinued operations	$2.34	$0.10	$2.19	$0.29
Basic and diluted net income per common unit	$2.51	$0.21	$2.65	$0.70

(1)We calculate net income from continuing operations allocated to common unitholders based on the distributions pertaining to the current period’s net income. After adjusting for the appropriate period’s distributions, the remaining undistributed earnings or excess distributions over earnings, if any, are allocated to common unitholders and participating securities in accordance with the contractual terms of our partnership agreement in effect for the period and as further prescribed under the two-class method.
(2)Net income from discontinued operations allocated to common unitholders is “Income from discontinued operations, net of tax” as presented on our Condensed Consolidated Statements of Operations.
(3)The possible conversion of our Series A preferred units was excluded from the calculation of diluted net income per common unit from continuing operations for each of the three and six months ended June 30, 2026 and 2025 as the effect was antidilutive.
(4)Our equity-indexed compensation plan awards that contemplate the issuance of common units are considered potentially dilutive unless (i) they become vested only upon the satisfaction of a performance condition and (ii) that performance condition has yet to be satisfied. Equity-indexed compensation plan awards that are deemed to be dilutive are reduced by a hypothetical common unit repurchase based on the remaining unamortized fair value, as prescribed by the treasury stock method in guidance issued by the FASB.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED CASH FLOW DATA
(in millions)

	Six Months Ended June 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$2,156	$813
Reconciliation of net income to net cash provided by operating activities:
Income from discontinued operations, net of tax	(1,548)	(206)
Depreciation and amortization	486	466
Losses on asset sales, asset impairments and other, net	6	29
Deferred income tax (benefit)/expense	(222)	5
(Gain)/loss on foreign currency revaluation	(16)	4
Equity earnings in unconsolidated entities	(178)	(196)
Distributions on earnings from unconsolidated entities	204	256
Gain on investments in unconsolidated entities, net	—	(31)
Other	27	32
Changes in assets and liabilities, net of acquisitions	299	(140)
Cash provided by operating activities - continuing operations	1,214	1,032
Cash provided by operating activities - discontinued operations	159	301
Net cash provided by operating activities	1,373	1,333

CASH FLOWS FROM INVESTING ACTIVITIES
Cash used in investing activities - continuing operations	(349)	(1,317)
Cash provided by/(used in) investing activities - discontinued operations	3,451	(106)
Net cash provided by/(used in) investing activities (1) (2)	3,102	(1,423)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by/(used in) financing activities (1)	(3,728)	182

Effect of translation adjustment	(16)	19

Net increase in cash and cash equivalents and restricted cash	731	111

Cash and cash equivalents and restricted cash, beginning of period	328	348
Cash and cash equivalents and restricted cash, end of period	$1,059	$459

(1)Certain Plains entities have issued promissory notes by and among such entities to facilitate financing. For the six months ended June 30, 2025, “Net cash provided by/(used in) investing activities” includes a cash outflow of approximately $330 million associated with our investment in related party notes. An equal and offsetting cash inflow associated with our issuance of related party notes is included in “Net cash provided by/(used in) financing activities.”
(2)For the six months ended June 30, 2026, includes a net cash inflow of approximately $3.483 billion for proceeds (net of cash divested) from the sale of the Canadian NGL Business. For the six months ended June 30, 2025, includes a net cash outflow of $681 million for bolt-on acquisitions.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CAPITAL EXPENDITURES (1)
(in millions)

	Net to PAA (2)				Consolidated
	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025	2026	2025	2026	2025
Investment capital expenditures:
Crude Oil	$88	$126	$147	$215	$113	$160	$196	$280
NGL (3)	7	27	10	68	7	27	10	68
Total Investment capital expenditures	95	153	157	283	120	187	206	348
Total Maintenance capital expenditures (4)	41	58	83	97	47	64	93	105
Total Investment and Maintenance capital expenditures	$136	$211	$240	$380	$167	$251	$299	$453

(1)Includes results from continuing operations and discontinued operations for all periods presented.
(2)Excludes expenditures attributable to noncontrolling interests.
(3)See the “Discontinued Operations Detail” section for amounts attributable to discontinued operations.
(4)See the “Selected Financial Data by NGL” section for amounts attributable to discontinued operations.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

NON-GAAP RECONCILIATIONS
(in millions, except per unit and ratio data)

Computation of Basic and Diluted Adjusted Net Income Per Common Unit (1) (2):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Basic and Diluted Adjusted Net Income per Common Unit
Net income attributable to PAA	$1,830	$210	$1,983	$653
Selected items impacting comparability - Adjusted net income attributable to PAA (3)	(1,482)	102	(1,309)	34
Adjusted net income attributable to PAA	$348	$312	$674	$687
Distributions to Series A preferred unitholders	(36)	(36)	(72)	(75)
Distributions to Series B preferred unitholders	(16)	(18)	(32)	(35)
Amounts allocated to participating securities	(9)	(7)	(11)	(9)
Impact from repurchase of Series A preferred units	—	—	—	(43)
Other	1	1	2	2
Adjusted net income allocated to common unitholders	$288	$252	$561	$527

Basic and diluted weighted average common units outstanding (4) (5)	706	703	706	704

Basic and diluted adjusted net income per common unit	$0.41	$0.36	$0.80	$0.75

(1)We calculate adjusted net income allocated to common unitholders based on the distributions pertaining to the current period’s net income. After adjusting for the appropriate period’s distributions, the remaining undistributed earnings or excess distributions over earnings, if any, are allocated to the common unitholders and participating securities in accordance with the contractual terms of our partnership agreement in effect for the period and as further prescribed under the two-class method.
(2)Includes results from continuing operations and discontinued operations for all periods presented.
(3)See the “Selected Items Impacting Comparability” table for additional information.
(4)The possible conversion of our Series A preferred units was excluded from the calculation of diluted adjusted net income per common unit for each of the three and six months ended June 30, 2026 and 2025 as the effect was antidilutive.
(5)Our equity-indexed compensation plan awards that contemplate the issuance of common units are considered potentially dilutive unless (i) they become vested only upon the satisfaction of a performance condition and (ii) that performance condition has yet to be satisfied. Equity-indexed compensation plan awards that are deemed to be dilutive are reduced by a hypothetical common unit repurchase based on the remaining unamortized fair value, as prescribed by the treasury stock method in guidance issued by the FASB.

Net Income Per Common Unit to Adjusted Net Income Per Common Unit Reconciliation (1):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Basic and diluted net income per common unit	$2.51	$0.21	$2.65	$0.70
Selected items impacting comparability per common unit (2)	(2.10)	0.15	(1.85)	0.05
Basic and diluted adjusted net income per common unit	$0.41	$0.36	$0.80	$0.75

(1)Includes results from continuing operations and discontinued operations for all periods presented.
(2)See the “Selected Items Impacting Comparability” and the “Computation of Basic and Diluted Net Income Per Common Unit” tables for additional information.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

Net Income to Adjusted EBITDA attributable to PAA and Implied DCF Reconciliation:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net Income (1)	$1,925	$297	$2,156	$813
Interest expense, net of certain items (2)	135	110	279	217
Income tax expense from continuing operations	100	4	100	11
Income tax expense from discontinued operations	2	26	77	69
Depreciation and amortization from continuing operations	242	235	486	466
Depreciation and amortization from discontinued operations	—	27	—	57
Losses on asset sales, asset impairments and other, net from continuing operations	59	42	6	29
(Gains)/losses on asset sales and other, net from discontinued operations	(1,637)	13	(1,605)	13
Gain on investments in unconsolidated entities, net	—	—	—	(31)
Depreciation and amortization of unconsolidated entities (3)	21	20	42	40
Selected items impacting comparability - Adjusted EBITDA (1) (4)	32	38	190	9
Adjusted EBITDA (1)	$879	$812	$1,731	$1,693
Adjusted EBITDA attributable to noncontrolling interests	(141)	(140)	(263)	(267)
Adjusted EBITDA attributable to PAA (1)	$738	$672	$1,468	$1,426

Adjusted EBITDA (1)	$879	$812	$1,731	$1,693
Interest expense, net of certain non-cash and other items (5)	(128)	(107)	(269)	(211)
Maintenance capital from continuing operations	(38)	(44)	(73)	(77)
Maintenance capital from discontinued operations	(9)	(20)	(20)	(28)
Investment capital of noncontrolling interests (6)	(25)	(33)	(49)	(64)
Current income tax expense, net of certain tax effects related to the Canadian NGL Business divestiture (1) (7)	(26)	(15)	(69)	(60)
Distributions from unconsolidated entities in excess of/(less than) adjusted equity earnings (8)	(1)	22	(12)	19
Distributions to noncontrolling interests (9)	(102)	(97)	(205)	(229)
Implied DCF (1)	$550	$518	$1,034	$1,043
Preferred unit cash distributions paid (9)	(52)	(53)	(105)	(117)
Implied DCF Available to Common Unitholders (1)	$498	$465	$929	$926
Weighted Average Common Units Outstanding	706	703	706	704
Weighted Average Common Units and Common Unit Equivalents	764	761	764	764
Implied DCF per Common Unit (1) (10)	$0.71	$0.66	$1.32	$1.32
Implied DCF per Common Unit and Common Unit Equivalent (1) (11)	$0.70	$0.66	$1.31	$1.32
Cash Distribution Paid per Common Unit	$0.4175	$0.3800	$0.8350	$0.7600
Common Unit Cash Distributions (9)	$295	$267	$589	$535
Common Unit Distribution Coverage Ratio (1)	1.69x	1.74x	1.58x	1.73x
Implied DCF Excess (1)	$203	$198	$340	$391

(1)Includes results from continuing operations and discontinued operations for all periods presented.
(2)Represents “Interest expense, net” as reported on our Condensed Consolidated Statements of Operations, net of interest income associated with promissory notes by and among certain Plains entities.
(3)Adjustment to exclude our proportionate share of depreciation and amortization expense (including write-downs related to cancelled projects and impairments) of unconsolidated entities.
(4)See the “Selected Items Impacting Comparability” table for additional information.
(5)Amount excludes certain non-cash items impacting interest expense such as amortization of debt issuance costs and terminated interest rate swaps and is net of interest income associated with promissory notes by and among certain Plains entities.
(6)Investment capital expenditures attributable to noncontrolling interests that reduce Implied DCF available to PAA common unitholders.
(7)Includes current income tax expense from continuing operations and discontinued operations, adjusted for current income tax expense associated with certain planning and restructuring activities within our organizational structure in connection with the Canadian NGL Business divestiture that had income tax consequences that required recognition during the first and second quarters of 2026.
(8)Comprised of cash distributions received from unconsolidated entities less equity earnings in unconsolidated entities (adjusted for our proportionate share of depreciation and amortization, including write-downs related to cancelled projects and impairments, and selected items impacting comparability of unconsolidated entities)
(9)Cash distributions paid during the period presented.
(10)Implied DCF Available to Common Unitholders for the period divided by the weighted average common units outstanding for the period.
(11)Implied DCF Available to Common Unitholders for the period, adjusted for Series A preferred unit cash distributions paid, divided by the weighted average common units and common unit equivalents outstanding for the period. Our Series A preferred units are convertible into common units, generally on a one-for-one basis and subject to customary anti-dilution adjustments, in whole or in part, subject to certain minimum conversion amounts.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

Net Income Per Common Unit to Implied DCF Per Common Unit and Common Unit Equivalent Reconciliation (1):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Basic net income per common unit	$2.51	$0.21	$2.65	$0.70
Reconciling items per common unit (2) (3)	(1.80)	0.45	(1.33)	0.62
Implied DCF per common unit	$0.71	$0.66	$1.32	$1.32

Basic net income per common unit	$2.51	$0.21	$2.65	$0.70
Reconciling items per common unit and common unit equivalent (2) (4)	(1.81)	0.45	(1.34)	0.62
Implied DCF per common unit and common unit equivalent	$0.70	$0.66	$1.31	$1.32

(1)Includes results from continuing operations and discontinued operations for all periods presented.
(2)Represents adjustments to Net Income to calculate Implied DCF Available to Common Unitholders. See the “Net Income to Adjusted EBITDA attributable to PAA and Implied DCF Reconciliation” table for additional information.
(3)Based on weighted average common units outstanding for the periods of 706 million, 703 million, 706 million and 704 million, respectively.
(4)Based on weighted average common units outstanding for the periods, as well as weighted average Series A preferred units outstanding of 58 million, 58 million, 58 million and 60 million for the periods presented, respectively.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

Net Cash Provided by Operating Activities to Non-GAAP Financial Liquidity Measures Reconciliation (1):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$956	$694	$1,373	$1,333
Adjustments to reconcile Net cash provided by operating activities to Adjusted Free Cash Flow:
Net cash provided by/(used in) investing activities (2) (3)	3,335	(274)	3,102	(1,423)
Cash contributions from noncontrolling interests	—	25	—	29
Cash distributions paid to noncontrolling interests (4)	(102)	(97)	(205)	(229)
Proceeds from the issuance of related party notes (2)	—	—	—	330
Adjusted Free Cash Flow (5)	$4,189	$348	$4,270	$40
Cash distributions (6)	(347)	(320)	(694)	(652)
Adjusted Free Cash Flow after Distributions (5) (7)	$3,842	$28	$3,576	$(612)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Adjusted Free Cash Flow (5)	$4,189	$348	$4,270	$40
Changes in assets and liabilities, net of acquisitions (8)	(178)	(6)	(75)	134
Adjusted Free Cash Flow (Excluding Changes in Assets & Liabilities) (9)	$4,011	$342	$4,195	$174
Cash distributions (6)	(347)	(320)	(694)	(652)
Adjusted Free Cash Flow after Distributions (Excluding Changes in Assets & Liabilities) (9)	$3,664	$22	$3,501	$(478)

(1)Includes results from continuing operations and discontinued operations for all periods presented.
(2)Certain Plains entities have issued promissory notes by and among such entities to facilitate financing. “Proceeds from the issuance of related party notes” has an equal and offsetting cash outflow associated with our investment in related party notes, which is included as a component of “Net cash provided by/(used in) investing activities.”
(3)For the three and six months ended June 30, 2026, includes a net cash inflow of approximately $3.483 billion for proceeds (net of cash divested) from the sale of the Canadian NGL Business. For the six months ended June 30, 2025, includes a net cash outflow of $681 million for bolt-on acquisitions.
(4)Cash distributions paid during the period presented.
(5)Management uses the non-GAAP financial liquidity measures Adjusted Free Cash Flow and Adjusted Free Cash Flow after Distributions to assess the amount of cash that is available for distributions, debt repayments, common equity repurchases and other general partnership purposes. Adjusted Free Cash Flow after Distributions shortages, if any, may be funded from previously established reserves, cash on hand or from borrowings under our credit facilities or commercial paper program.
(6)Cash distributions paid to preferred and common unitholders during the period.
(7)Excess Adjusted Free Cash Flow after Distributions is retained to establish reserves for future distributions, capital expenditures, debt reduction and other partnership purposes. Adjusted Free Cash Flow after Distributions shortages may be funded from previously established reserves, cash on hand or from borrowings under our credit facilities or commercial paper program.
(8)Excludes the income tax impacts related to the Canadian NGL Business divestiture. See the “Condensed Consolidated Cash Flow Data” table for information regarding changes in assets and liabilities.
(9)Management uses the non-GAAP financial liquidity measures Adjusted Free Cash Flow (Excluding Changes in Assets & Liabilities) and Adjusted Free Cash Flow after Distributions (Excluding Changes in Assets & Liabilities) to assess the underlying business liquidity and cash flow generating capacity excluding fluctuations caused by timing of when amounts earned or incurred were collected, received or paid from period to period.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

SELECTED ITEMS IMPACTING COMPARABILITY (in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
Selected Items Impacting Comparability: (1) (2)	2026	2025	2026	2025
Derivative activities and inventory valuation adjustments (3)	$47	$(8)	$(242)	$27
Long-term inventory costing adjustments (4)	(64)	(19)	49	(17)
Deficiencies under minimum volume commitments, net (5)	4	9	36	16
Rail fleet amortization expense related to discontinued operations (6)	3	—	11	—
Equity-indexed compensation expense (7)	(10)	(8)	(20)	(18)
Foreign currency revaluation (8)	22	(9)	16	(9)
Contingent consideration fair value adjustment (9)	—	—	(6)	—
Impact from exit of Canadian NGL Business (10)	(34)	—	(34)	—
Transaction-related expenses (11)	—	(3)	—	(8)
Selected items impacting comparability - Adjusted EBITDA	$(32)	$(38)	$(190)	$(9)
Gain on investments in unconsolidated entities, net	—	—	—	31
Gains/(losses) on asset sales, asset impairments and other, net	1,578	(55)	1,599	(42)
Current income tax expense related to Canadian NGL Business divestiture (12)	(152)	—	(368)	—
Deferred income tax benefit related to Canadian NGL Business divestiture (12)	78	—	217	—
Tax effect on selected items impacting comparability	10	(9)	54	(12)
Aggregate selected items impacting noncontrolling interests	—	—	(3)	(2)
Selected items impacting comparability - Adjusted net income attributable to PAA	$1,482	$(102)	$1,309	$(34)

(1)Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability. See the “Net Income to Adjusted EBITDA attributable to PAA and Implied DCF Reconciliation” and “Computation of Basic and Diluted Adjusted Net Income Per Common Unit” tables for additional details on how these selected items impacting comparability affect such measures.
(2)Includes results from continuing operations and discontinued operations for all periods presented.
(3)We use derivative instruments for risk management purposes and our related processes include specific identification of hedging instruments to an underlying hedged transaction. Although we identify an underlying transaction for each derivative instrument we enter into, there may not be an accounting hedge relationship between the instrument and the underlying transaction. In the course of evaluating our results, we identify differences in the timing of earnings from the derivative instruments and the underlying transactions and exclude the related gains and losses in determining adjusted results such that the earnings from the derivative instruments and the underlying transactions impact adjusted results in the same period. In addition, we exclude gains and losses on derivatives that are related to (i) investing activities, such as the purchase of linefill, and (ii) purchases of long-term inventory. We also exclude the impact of corresponding inventory valuation adjustments, as applicable.
(4)We carry crude oil and NGL inventory that is comprised of minimum working inventory requirements in third-party assets and other working inventory that is needed for our commercial operations. We consider this inventory necessary to conduct our operations and we intend to carry this inventory for the foreseeable future. Therefore, we classify this inventory as long-term on our balance sheet and do not hedge the inventory with derivative instruments (similar to linefill in our own assets). We treat the impact of changes in the average cost of the long-term inventory (that result from fluctuations in market prices) and write-downs of such inventory that result from price declines as a selected item impacting comparability.
(5)We, and certain of our equity method investees, have certain agreements that require counterparties to deliver, transport or throughput a minimum volume over an agreed upon period. Substantially all of such agreements were entered into with counterparties to economically support the return on capital expenditure necessary to construct the related asset. Some of these agreements include make-up rights if the minimum volume is not met. We record a receivable from the counterparty in the period that services are provided or when the transaction occurs, including amounts for deficiency obligations from counterparties associated with minimum volume commitments. If a counterparty has a make-up right associated with a deficiency, we defer the revenue attributable to the counterparty’s make-up right and subsequently recognize the revenue at the earlier of when the deficiency volume is delivered or shipped, when the make-up right expires or when it is determined that the counterparty’s ability to utilize the make-up right is remote. We include the impact of amounts billed to counterparties for their deficiency obligation, net of applicable amounts subsequently recognized into revenue or equity earnings, as a selected item impacting comparability. We believe the inclusion of the contractually committed revenues associated with that period is meaningful to investors as the related asset has been constructed, is standing ready to provide the committed service and the fixed operating costs are included in the current period results.
(6)Depreciation and amortization on the long-lived assets of the Canadian NGL Business disposal group ceased upon meeting the criteria to be classified as assets held for sale. Management believes that the presentation of Adjusted EBITDA and Implied DCF on a consolidated basis (e.g., the aggregate of continuing operations and discontinued operations) provides more relevant and useful information regarding our performance and results of operations than presenting such metrics only on a continuing operations or discontinued operations basis. We therefore include an adjustment for the impact of amortization of the rail fleet associated with the Canadian NGL Business.
(7)Our total equity-indexed compensation expense includes expense associated with awards that will be settled in units and awards that will be settled in cash. The awards that will be settled in units are included in our diluted net income per unit calculation when the applicable performance criteria have been met. We consider the compensation expense associated with these awards as a selected item impacting comparability as the dilutive impact of the outstanding awards is included in our diluted net income per unit calculation, as applicable. The portion of compensation expense associated with awards that will be settled in cash is not considered a selected item impacting comparability.
(8)During the periods presented, there were fluctuations in the value of the Canadian dollar to the U.S. dollar, resulting in the realization of foreign exchange gains and losses on the settlement of foreign currency transactions as well as the revaluation of monetary assets and liabilities denominated in a foreign currency. The associated gains and losses are not integral to our results and were thus classified as a selected item impacting comparability.
(9)We agreed to potential earnout payments associated with recently completed acquisitions, primarily our Cactus III acquisition. We consider the non-cash change in the estimated fair value of such earnout payments as a selected item impacting comparability.
(10)Represents the acceleration of certain general and administrative expenses associated with exit activities related to the Canadian NGL Business divestiture in May 2026. Such costs are not integral to our core operating performance and were therefore excluded in determining Segment Adjusted EBITDA.
(11)Primarily related to deal-specific costs incurred during the period.
(12)In connection with the Canadian NGL Business divestiture, we completed certain planning and restructuring activities within our organizational structure that had income tax consequences that required recognition during the first and second quarters of 2026. We consider the impacts from the Canadian NGL Business divestiture as a selected item impacting comparability..
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

SELECTED FINANCIAL DATA BY CRUDE OIL
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues (1)	$17,760	$10,622	$30,309	$22,061
Purchases and related costs (1)	(16,632)	(9,742)	(28,211)	(20,231)
Field operating costs (2)	(325)	(279)	(616)	(571)
Segment general and administrative expenses (2) (3)	(108)	(75)	(184)	(155)
Equity earnings in unconsolidated entities	89	94	178	196

Adjustments: (4)
Depreciation and amortization of unconsolidated entities	21	20	42	40
Derivative activities and inventory valuation adjustments	(74)	52	56	28
Long-term inventory costing adjustments	67	17	(45)	18
Deficiencies under minimum volume commitments, net	(4)	(9)	(36)	(16)
Equity-indexed compensation expense	10	8	20	18
Foreign currency revaluation	(8)	9	(13)	9
Impact from exit of Canadian NGL Business	34	—	34	—
Transaction-related expenses	—	3	—	8
Segment amounts attributable to noncontrolling interests (5)	(140)	(140)	(262)	(265)
Crude Oil Segment Adjusted EBITDA / Adjusted EBITDA from Crude Oil	$690	$580	$1,272	$1,140

Crude Oil maintenance capital expenditures	$38	$43	$72	$74

(1)Includes intersegment amounts.
(2)Field operating costs and Segment general and administrative expenses include equity-indexed compensation expense.
(3)Segment general and administrative expenses reflect direct costs attributable to each segment and an allocation of other expenses to the segments. The proportional allocations by segment require judgment by management and are based on the business activities that exist during each period.
(4)Represents adjustments utilized by our CODM in the evaluation of segment results. Many of these adjustments are also considered selected items impacting comparability when calculating consolidated non-GAAP financial measures such as Adjusted EBITDA. See the “Selected Items Impacting Comparability” table for additional discussion.
(5)Reflects amounts attributable to noncontrolling interests in the Permian JV, Cactus II Pipeline LLC and Red River Pipeline LLC.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

SELECTED FINANCIAL DATA BY NGL
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues (1)	$22	$26	$61	$67
Purchases and related costs (1)	(13)	(22)	(46)	(55)
Field operating costs (2)	(3)	(7)	(12)	(14)
Segment general and administrative expenses (2) (3)	(2)	(7)	(8)	(13)
NGL Segment Adjusted EBITDA (4)	$4	$(10)	$(5)	$(15)
Adjusted EBITDA from NGL Discontinued Operations (5)	36	97	191	291
Adjusted EBITDA from NGL	$40	$87	$186	$276

Maintenance capital expenditures from NGL continuing operations	$—	$1	$1	$3
Maintenance capital expenditures from NGL discontinued operations	9	20	20	28
NGL maintenance capital expenditures	$9	$21	$21	$31

(1)Includes intersegment amounts.
(2)Field operating costs and Segment general and administrative expenses include certain costs that are part of the overhead of continuing operations, including information technology, insurance and other shared services costs.
(3)Segment general and administrative expenses reflect direct costs attributable to each segment and an allocation of other expenses to the segments. The proportional allocations by segment require judgment by management and are based on the business activities that exist during each period.
(4)Includes results from continuing operations and excludes amounts related to discontinued operations for all periods presented.
(5)See the “Reconciliation of Adjusted EBITDA from NGL Discontinued Operations” table for a reconciliation to the most directly comparable measure as reported in accordance with GAAP.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

DISCONTINUED OPERATIONS DETAIL
(in millions)

Components of Income from Discontinued Operations, Net of Tax:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues	$54	$211	$350	$745
Cost and Expenses:
Purchases and related costs	—	10	205	252
Field operating costs	37	53	108	122
General and administrative expenses	3	12	17	26
Depreciation and amortization	—	27	—	57
(Gains)/losses on asset sales and other, net	(1,637)	13	(1,605)	13
Total costs and expenses	(1,597)	115	(1,275)	470
Income from discontinued operations before tax	1,651	96	1,625	275
Current income tax expense	(71)	(14)	(115)	(54)
Deferred income tax (expense)/benefit	69	(12)	38	(15)
Income from discontinued operations, net of tax	$1,649	$70	$1,548	$206

Reconciliation of Adjusted EBITDA from NGL Discontinued Operations:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Income from discontinued operations, net of tax	$1,649	$70	$1,548	$206
Income tax expense from discontinued operations	2	26	77	69
Depreciation and amortization from discontinued operations	—	27	—	57
(Gains)/losses on asset sales and other, net from discontinued operations	(1,637)	13	(1,605)	13
Adjustments attributable to discontinued operations (1):
Derivative activities and inventory valuation adjustments	27	(44)	186	(55)
Long-term inventory costing adjustments	(3)	2	(4)	(1)
Rail fleet amortization expense related to discontinued operations	(3)	—	(11)	—
Foreign currency revaluation	1	3	—	2
Adjusted EBITDA from NGL Discontinued Operations	$36	$97	$191	$291

(1)See the “Selected Items Impacting Comparability” table for additional information.

Investment Capital from NGL Discontinued Operations:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
NGL investment capital expenditures from discontinued operations	$7	$27	$10	$68
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

OPERATING DATA (1)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Crude Oil Volumes
Crude oil pipeline tariff (by region)
Permian Basin (2)	8,045	7,223	7,910	7,047
South Texas / Eagle Ford (2)	527	542	521	517
Mid-Continent (2)	575	537	525	477
Gulf Coast (2)	241	219	224	216
Rocky Mountain (2)	519	508	477	501
Western	345	289	310	268
Canada	343	341	351	348
Total crude oil pipeline tariff (2)	10,595	9,659	10,318	9,374

NGL Volumes (3)
NGL fractionation	97	151	131	154
NGL pipeline tariff	69	225	159	230
Propane and butane sales	17	54	76	100

(1)Average volumes in thousands of barrels per day calculated as the total volumes (attributable to our interest for assets owned by unconsolidated entities or through undivided joint interests) for the period divided by the number of days in the period. Volumes associated with assets acquired during the period represent total volumes for the number of days we actually owned the assets divided by the number of days in the period.
(2)Includes volumes (attributable to our interest) from assets owned by unconsolidated entities.
(3)Includes volumes from assets associated with continuing operations and discontinued operations.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

SUPPLEMENTAL NON-GAAP RECONCILIATIONS
(in millions)
Supplemental Adjusted EBITDA attributable to PAA Reconciliation:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Crude Oil Segment Adjusted EBITDA	$690	$580	$1,272	$1,140
NGL Segment Adjusted EBITDA	4	(10)	(5)	(15)
Adjusted EBITDA from NGL Discontinued Operations (1)	36	97	191	291
Adjusted other income, net (2)	8	5	10	10
Adjusted EBITDA attributable to PAA (3)	$738	$672	$1,468	$1,426

(1)See the “Reconciliation of Adjusted EBITDA from NGL Discontinued Operations” table for a reconciliation to the most directly comparable measure as reported in accordance with GAAP.
(2)Represents “Other income, net” as reported on our Condensed Consolidated Statements of Operations, excluding interest income on promissory notes by and among certain Plains entities, as well as other income, net attributable to noncontrolling interests, adjusted for selected items impacting comparability. See the “Selected Items Impacting Comparability” table for additional information.
(3)See the “Net Income to Adjusted EBITDA attributable to PAA and Implied DCF Reconciliation” table for reconciliation to Net Income.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS GP HOLDINGS AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(in millions, except per share data)

	Three Months Ended June 30, 2026			Three Months Ended June 30, 2025
		Consolidating			Consolidating
	PAA	Adjustments (1)	PAGP	PAA	Adjustments (1)	PAGP
REVENUES	$17,693	$—	$17,693	$10,642	$—	$10,642
COSTS AND EXPENSES
Purchases and related costs	16,556	—	16,556	9,758	—	9,758
Field operating costs	328	—	328	286	—	286
General and administrative expenses (2)	110	1	111	82	2	84
Depreciation and amortization	242	—	242	235	—	235
Losses on asset sales, asset impairments and other, net	59	—	59	42	—	42
Total costs and expenses	17,295	1	17,296	10,403	2	10,405
OPERATING INCOME	398	(1)	397	239	(2)	237
OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	89	—	89	94	—	94
Interest expense, net	(153)	18	(135)	(133)	23	(110)
Other income, net	42	(18)	24	31	(23)	8
INCOME FROM CONTINUING OPERATIONS BEFORE TAX	376	(1)	375	231	(2)	229
Current income tax expense from continuing operations	(107)	—	(107)	(1)	—	(1)
Deferred income tax benefit/(expense) from continuing operations	7	(109)	(102)	(3)	(12)	(15)
INCOME FROM CONTINUING OPERATIONS, NET OF TAX	276	(110)	166	227	(14)	213
INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	1,649	—	1,649	70	—	70
NET INCOME	1,925	(110)	1,815	297	(14)	283
Net income attributable to noncontrolling interests	(95)	(1,331)	(1,426)	(87)	(166)	(253)
NET INCOME ATTRIBUTABLE TO PAGP	$1,830	$(1,441)	$389	$210	$(180)	$30

Basic net income/(loss) per Class A share (3):
Continuing operations			$(0.37)			$0.05
Discontinued operations			$2.34			$0.10
Basic net income per Class A share			$1.97			$0.15

Diluted net income/(loss) per Class A share (3):
Continuing operations			$(0.37)			$0.05
Discontinued operations			$2.34			$0.10
Diluted net income per Class A share			$1.97			$0.15

(1)Represents the aggregate consolidating adjustments necessary to produce consolidated financial statements for PAGP.
(2)For the three months ended June 30, 2026, General and administrative expenses include approximately $34 million related to the acceleration of certain expenses during the second quarter of 2026 resulting from exit costs associated with the Canadian NGL Business.
(3)See the “Computation of Basic and Diluted Net Income Per Class A Share” table for additional information.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS GP HOLDINGS AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(in millions, except per share data)

	Six Months Ended June 30, 2026			Six Months Ended June 30, 2025
		Consolidating			Consolidating
	PAA	Adjustments (1)	PAGP	PAA	Adjustments (1)	PAGP
REVENUES	$30,162	$—	$30,162	$22,119	$—	$22,119
COSTS AND EXPENSES
Purchases and related costs	28,049	—	28,049	20,277	—	20,277
Field operating costs	628	—	628	585	—	585
General and administrative expenses (2)	192	3	195	168	3	171
Depreciation and amortization	486	—	486	466	—	466
Losses on asset sales, asset impairments and other, net	6	—	6	29	—	29
Total costs and expenses	29,361	3	29,364	21,525	3	21,528
OPERATING INCOME	801	(3)	798	594	(3)	591
OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	178	—	178	196	—	196
Gain on investments in unconsolidated entities, net	—	—	—	31	—	31
Interest expense, net	(320)	41	(279)	(260)	43	(217)
Other income, net	49	(41)	8	57	(43)	14
INCOME FROM CONTINUING OPERATIONS BEFORE TAX	708	(3)	705	618	(3)	615
Current income tax expense from continuing operations	(322)	—	(322)	(6)	—	(6)
Deferred income tax benefit/(expense) from continuing operations	222	(116)	106	(5)	(35)	(40)
INCOME FROM CONTINUING OPERATIONS, NET OF TAX	608	(119)	489	607	(38)	569
INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	1,548	—	1,548	206	—	206
NET INCOME	2,156	(119)	2,037	813	(38)	775
Net income attributable to noncontrolling interests	(173)	(1,456)	(1,629)	(160)	(501)	(661)
NET INCOME ATTRIBUTABLE TO PAGP	$1,983	$(1,575)	$408	$653	$(539)	$114
Basic net income/(loss) per Class A share (3):
Continuing operations			$(0.13)			$0.29
Discontinued operations			2.19			0.29
Basic net income per Class A share			$2.06			$0.58

Diluted net income/(loss) per Class A share (3):
Continuing operations			$(0.13)			$0.29
Discontinued operations			$2.19			$0.28
Diluted net income per Class A share			$2.06			$0.57

(1)Represents the aggregate consolidating adjustments necessary to produce consolidated financial statements for PAGP.
(2)For the six months ended June 30, 2026, General and administrative expenses include approximately $34 million related to the acceleration of certain expenses during the second quarter of 2026 resulting from exit costs associated with the Canadian NGL Business.
(3)See the “Computation of Basic and Diluted Net Income Per Class A Share” table for additional information.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS GP HOLDINGS AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATING BALANCE SHEET DATA
(in millions)

	June 30, 2026			December 31, 2025
		Consolidating			Consolidating
	PAA	Adjustments (1)	PAGP	PAA	Adjustments (1)	PAGP
ASSETS
Current assets (2)	$6,537	$(7)	$6,530	$4,733	$(29)	$4,704
Property and equipment, net	16,781	—	16,781	16,860	—	16,860
Investments in unconsolidated entities	2,817	—	2,817	2,846	—	2,846
Intangible assets, net	1,610	—	1,610	1,754	—	1,754
Deferred tax asset	—	1,083	1,083	—	1,136	1,136
Linefill	892	—	892	900	—	900
Long-term operating lease right-of-use assets, net	172	—	172	198	—	198
Long-term inventory	257	—	257	214	—	214
Long-term assets of discontinued operations	—	—	—	2,557	—	2,557
Other long-term assets, net	152	(61)	91	107	—	107
Total assets	$29,218	$1,015	$30,233	$30,169	$1,107	$31,276

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities (3)	$5,859	$(8)	$5,851	$4,931	$(29)	$4,902
Senior notes, net	8,373	—	8,373	9,118	—	9,118
Other long-term debt, net	59	—	59	1,578	—	1,578
Long-term operating lease liabilities	194	—	194	202	—	202
Long-term liabilities of discontinued operations	—	—	—	606	—	606
Other long-term liabilities and deferred credits	442	—	442	654	—	654
Total liabilities	14,927	(8)	14,919	17,089	(29)	17,060

Partners’ capital excluding noncontrolling interests	11,079	(9,499)	1,580	9,836	(8,491)	1,345
Noncontrolling interests	3,212	10,522	13,734	3,244	9,627	12,871
Total partners’ capital	14,291	1,023	15,314	13,080	1,136	14,216
Total liabilities and partners’ capital	$29,218	$1,015	$30,233	$30,169	$1,107	$31,276

(1)Represents the aggregate consolidating adjustments necessary to produce consolidated financial statements for PAGP.
(2)Includes current assets of discontinued operations of $479 million as of December 31, 2025.
(3)Includes current liabilities of discontinued operations of $154 million and $382 million as of June 30, 2026 and December 31, 2025, respectively.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS GP HOLDINGS AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED NET INCOME PER CLASS A SHARE
(in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Basic Net Income per Class A Share
Net income/(loss) attributable to PAGP from continuing operations	$(74)	$10	$(26)	$56

Net income attributable to PAGP from discontinued operations	$463	$20	$434	$58

Basic weighted average Class A shares outstanding	198	198	198	198

Basic Net Income/(Loss) per Class A Share:
Continuing operations	$(0.37)	$0.05	$(0.13)	$0.29
Discontinued operations	2.34	0.10	2.19	0.29
Basic net income per Class A share	$1.97	$0.15	$2.06	$0.58

Diluted Net Income per Class A Share
Net income/(loss) attributable to PAGP from continuing operations	$(74)	$10	$(26)	$56

Net income attributable to PAGP from discontinued operations	$463	$20	$434	$58
Incremental net income attributable to PAGP resulting from assumed exchange of AAP Management Units	—	—	—	8
Net income attributable to PAGP from discontinued operations including incremental net income from assumed exchange of AAP Management Units	$463	$20	$434	$66

Basic weighted average Class A shares outstanding	198	198	198	198
Dilutive shares resulting from assumed exchange of AAP Management Units	—	—	—	35
Diluted weighted average Class A shares outstanding	198	198	198	233

Diluted Net Income/(Loss) per Class A Share:
Continuing operations	$(0.37)	$0.05	$(0.13)	$0.29
Discontinued operations	2.34	0.10	2.19	0.28
Diluted net income per Class A share	$1.97	$0.15	$2.06	$0.57

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this release consist of forward-looking statements that involve certain risks and uncertainties that could cause actual results or outcomes to differ materially from results or outcomes anticipated in the forward-looking statements. These risks and uncertainties include, among other things, the following:
•general economic, market or business conditions in the United States and elsewhere (including the potential for a recession or significant slowdown in economic activity levels, the risk of persistently high inflation and supply chain issues, the impact of global public health events, such as pandemics, on demand and growth, and the timing, pace and extent of economic recovery) that impact (i) demand for crude oil, drilling and production activities and therefore the demand for the midstream services we provide and (ii) commercial opportunities available to us;
•declines in global crude oil demand and/or crude oil prices or other factors that correspondingly lead to a significant reduction of North American crude oil production (whether due to reduced producer cash flow to fund drilling activities or the inability of producers to access capital, or both, the unavailability of pipeline and/or storage capacity, the shutting-in of production by producers, government-mandated pro-ration orders, or other factors), which in turn could result in significant declines in the actual or expected volume of crude oil shipped, processed, purchased, stored, fractionated and/or gathered at or through the use of our assets and/or the reduction of the margins we can earn or the commercial opportunities that might otherwise be available to us;
•impacts of global geopolitical events, including conflicts in the Middle East and elsewhere, on commodity price volatility and crude oil supply and demand, as well as broader impacts on financial markets and the global macroeconomic environment;
•fluctuations in refinery capacity and other factors affecting demand for various grades of crude oil and resulting changes in pricing conditions or transportation throughput requirements;
•unanticipated changes in crude oil market structure, grade differentials and volatility (or lack thereof);
•the effects of competition and capacity overbuild in areas where we operate, including downward pressure on rates, volumes and margins, contract renewal risk and the risk of loss of business to other midstream operators who are willing or under pressure to aggressively reduce transportation rates in order to capture or preserve customers;
•the availability of, and our ability to consummate, acquisitions, divestitures, joint ventures or other strategic opportunities and realize benefits therefrom;
•the successful operation of joint ventures and joint operating arrangements we enter into from time to time, whether relating to assets operated by us or by third parties, and the successful integration and future performance of acquired assets or businesses;
•environmental liabilities, litigation or other events that are not covered by an indemnity, insurance or existing reserves;
•negative societal sentiment regarding the hydrocarbon energy industry and the continued development and consumption of hydrocarbons, which could influence consumer preferences and governmental or regulatory actions that adversely impact our business;
•the occurrence of a natural disaster, catastrophe, terrorist attack (including eco-terrorist attacks) or other event that materially impacts our operations, including cyber or other attacks on our or our service providers’ electronic and computer systems;
•weather interference with business operations or project construction, including the impact of extreme weather events or conditions (including hurricanes, floods, wildfires and drought);
•the impact of current and future laws, rulings, legislation, governmental regulations, executive orders, trade policies, trade tariffs, accounting standards and statements, and related interpretations that (i) prohibit, restrict or regulate the development of oil and gas resources and the related infrastructure on lands dedicated to or served by our pipelines or (ii) negatively impact our ability to develop, operate or repair midstream assets, or (iii) otherwise negatively impact our business or increase our exposure to risk;
•negative impacts on production levels in the Permian Basin or elsewhere due to issues associated with (or laws, rules or regulations relating to) hydraulic fracturing and related activities (including wastewater injection or disposal), including earthquakes, subsidence, expansion or other issues;
•the pace of development of natural gas or other infrastructure and its impact on expected crude oil production growth in the Permian Basin;
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

•the refusal or inability of our customers or counterparties to perform their obligations under their contracts with us (including commercial contracts, asset sale agreements and other agreements), whether justified or not and whether due to financial constraints (such as reduced creditworthiness, liquidity issues or insolvency), market constraints, legal constraints (including governmental orders or guidance), the exercise of contractual or common law rights that allegedly excuse their performance (such as force majeure or similar claims) or other factors;
•loss of key personnel and inability to attract and retain new talent;
•disruptions to futures markets for crude oil and other petroleum products, which may impair our ability to execute our commercial or hedging strategies;
•the effectiveness of our risk management activities;
•shortages or cost increases of supplies, materials or labor;
•maintenance of our credit ratings and ability to receive open credit from our suppliers and trade counterparties;
•our inability to perform our obligations under our contracts, whether due to non-performance by third parties, including our customers or counterparties, market constraints, third-party constraints, supply chain issues, legal constraints (including governmental orders or guidance), or other factors or events;
•the incurrence of costs and expenses related to unexpected or unplanned capital or maintenance expenditures, third-party claims or other factors;
•failure to implement or capitalize, or delays in implementing or capitalizing, on investment capital projects, whether due to permitting delays, permitting withdrawals or other factors;
•failure to implement or realize anticipated benefits from operational and organizational streamlining and efficiency efforts and initiatives;
•tightened capital markets or other factors that increase our cost of capital or limit our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, investment capital projects, working capital requirements and the repayment or refinancing of indebtedness;
•the amplification of other risks caused by volatile or closed financial markets, capital constraints, liquidity concerns and inflation;
•the use or availability of third-party assets upon which our operations depend and over which we have little or no control;
•the currency exchange rate of the Canadian dollar to the United States dollar;
•the deferral of current revenue recognition attributable to deficiency payments received from customers who fail to ship or move their minimum contracted volumes;
•significant under-utilization of our assets and facilities;
•increased costs, or lack of availability, of insurance;
•fluctuations in the debt and equity markets, including the price of our units at the time of vesting under our long-term incentive plans;
•risks related to the development and operation of our assets; and
•other factors and uncertainties inherent in the transportation, storage, terminalling and marketing of crude oil and other petroleum products as discussed in the Partnerships’ filings with the Securities and Exchange Commission.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

About Plains:

PAA is a publicly traded master limited partnership that owns and operates midstream energy infrastructure and provides logistics services for crude oil and natural gas liquids (“NGL”). PAA owns an extensive network of pipeline gathering and transportation systems, in addition to terminalling, storage, processing, fractionation and other infrastructure assets serving key producing basins, transportation corridors and major market hubs and export outlets in the United States and Canada. On average, PAA handles over 9 million barrels per day of crude oil and NGL.

PAGP is a publicly traded entity that owns an indirect, non-economic controlling general partner interest in PAA and an indirect limited partner interest in PAA, one of the largest energy infrastructure and logistics companies in North America.

PAA and PAGP are headquartered in Houston, Texas. For more information, please visit www.plains.com.

Contacts:

Blake Fernandez
Vice President, Investor Relations
(866) 809-1291

Ross Hovde
Director, Investor Relations
(866) 809-1291
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291